                                                                    EXHIBIT 21.1

                      Subsidiaries of Grant Prideco, Inc.

          Entity                                  Jurisdiction of Formation
          ------                                  -------------------------

Grant Prideco, L.P.                               Delaware
Grant Prideco Holding, LLC                        Delaware
Grant Prideco USA, LLC                            Delaware
Star Operating Company                            Delaware
Texas Arai, Inc.                                  Delaware
Tube-Alloy Corporation                            Louisiana
XL Systems, L.P.                                  Texas
Grant Prideco SA de CV                            Mexico
Grant Prideco Limited                             United Kingdom
Grant Prideco Singapore Ltd                       Singapore
XL Systems Antilles BV                            Netherlands
Voest-Alpine Kindberg Gmbh                        Austria
PT H-Tech Oilfield Services                       Indonesia
Grant Prideco de Venezuela, S.A                   Venezuela